Exhibit 99.1

COMSTOCK

Comstock Reports First Quarter 2026 Results

Revenue growth of 38% highlights strong first quarter for CHCI

Q1 2026

- **Revenue increased 38% to $17.4 million**
- **Net income increased 25% to $2.0 million**
- **Adjusted EBITDA increased 6% to $2.2 million**

Managed Portfolio

- **24 additional AUM vs. prior year**
  - **ParkX secured 13 new contracts in Q1 and announced entry into food & beverage management**
- **Commercial and Residential stabilized assets remain well above 90% leased**
- **JW Marriott Residences Reston Station shatters Virginia record for most valuable condo sale ($10.25M)**

Real Estate Venture Platforms

- **Institutional Venture Platform ("IVP") gains momentum**
  - **Q1 acquisition of The Reed, a stabilized, transit-oriented 417-unit multifamily asset in Rockville, Md.**
  - **Early Q2 acquisition of Woodland Pointe, a fully-leased office complex in Herndon, Va.**
    - **Includes existing 185k sqft. office building and adds second "build-to-suit" office building into development pipeline**

RESTON, Va. — May 14, 2026 — Comstock Holding Companies, Inc. (Nasdaq: CHCI) ("Comstock" or the "Company") today announced financial results for the first quarter ended March 31, 2026.

"Our Q1 results included a 38% increase in revenue and a 25% increase in net income — the direct result of our disciplined focus on the development and acquisition of strategically located, high-quality, in-demand assets positioned to outperform broader industry trends," said Christopher Clemente, Comstock's Chairman and Chief Executive Officer. "The significant expansion of our assets under management has generated diversified, recurring fee-based revenue streams that create a strong foundation for consistent growth. Our streamlined, debt-free balance sheet enables us to execute on strategic, low-risk investment opportunities that will further drive revenue growth and produce above average returns on invested capital."

Key Performance Metrics

($ in thousands, except per share and portfolio data)	Q1 2026	Q1 2025	YTD 2026	YTD 2025
Revenue	$ 17,446	$ 12,639	$ 17,446	$ 12,639
Net income	$ 1,989	$ 1,589	$ 1,989	$ 1,589
Adjusted EBITDA	2,170	2,050	2,170	2,050
Net income per share — diluted	$ 0.19	$ 0.15	$ 0.19	$ 0.15
Managed Portfolio - # of assets	100	76	100	76

Please see the included financial tables for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure.

As previously reported, the Company's recently completed Trophy office towers in *The Row at Reston Station* remain in high demand for office tenants seeking highly amenitized, mixed-use, transit-oriented neighborhoods to attract their workforces back to the office, while the development's residential, retail, and hospitality assets have continued to perform and near full stabilization.

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Additionally, residential and commercial acquisitions under the Company’s Institutional Venture Platform have generated significant transaction-related revenue, expanded the Company’s development pipeline, and created additional fee-based revenue streams. The recently announced expansion of the Company’s operating platform to include regional mall management and leasing services introduces a new vertical that fits the skill set of Comstock’s management team. This new offering further diversifies the Company’s sources of revenue and opens new opportunities for expansion outside of the Washington, D.C. region, significantly enhancing Comstock’s future growth plans. The Company will post an updated Investor Presentation to the “Events and Presentations” section of its Investor Relations website on May 14, 2026. Additional Information • Stabilized Commercial managed portfolio is 93% leased; 7 commercial leases executed in Q1 covering approximately 38,000 sqft. of office and retail spaces. • Residential managed portfolio is 94% leased; 150 units leased in Q1. • ParkX subsidiary revenue increased 106% vs. prior year; 13 new contracts secured in Q1 include 5 new third- party contracts. • The JW Marriott Residences Reston Station recently set a new record for the most valuable condominium sale in the history of Virginia with a $10.25 million closing, easily eclipsing the previous record of $5.95 million • Significant development assets delivering/opening soon in The Row at Reston Station: ◦ BLVD Haley, a 419-unit luxury residential tower - partially delivered in Q4 2025, scheduled to be fully delivered by Q2 2026. ◦ Ebbitt House, the first-ever expansion of D.C.’s iconic Old Ebbitt Grill Cautionary Statement Regarding Forward-Looking Statements This release may include "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. You should not place any undue reliance on any forward-looking statement, which speaks only as of the date made. Any number of important factors could cause actual results to differ materially from those projected or suggested by the forward-looking statements. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise. About Comstock Founded in 1985, Comstock is a leading asset manager, developer, and operator of mixed-use and transit- oriented properties in the Washington, D.C. region. With a managed portfolio that includes approximately 10 million square feet of stabilized, under construction, and planned assets that are strategically located at key Metro stations, Comstock is at the forefront of the urban transformation taking place in one of the nation’s best real estate markets. Comstock’s developments include some of the largest and most prominent mixed-use and transit-oriented projects in the mid-Atlantic region, as well as multiple large-scale public-private partnership developments. For more information, please visit Comstock.com. Investor Contact Media Contact investorrelations@comstock.com publicrelations@comstock.com 2

March 31, December 31, 2026 2025 Assets Current assets: Cash and cash equivalents $ 19,631 $ 31,282 Accounts receivable, net 1,215 829 Accounts receivable - related parties 21,736 19,137 Prepaid expenses and other current assets 1,004 2,018 Total current assets 43,586 53,266 Fixed assets, net 611 674 Intangible assets 144 144 Leasehold improvements, net 22 30 Investments in real estate ventures 10,560 5,953 Equity investments 1,935 — Operating lease assets 4,767 5,002 Deferred income taxes, net 18,695 18,894 Deferred compensation plan assets 1,179 897 Other assets 187 102 Total assets $ 81,686 $ 84,962 Liabilities and Stockholders' Equity Current liabilities: Accrued personnel costs $ 2,459 $ 7,839 Accounts payable and accrued liabilities 1,111 847 Current operating lease liabilities 1,000 994 Total current liabilities 4,570 9,680 Deferred compensation plan liabilities 1,203 960 Operating lease liabilities 4,103 4,356 Total liabilities 9,876 14,996 Stockholders' equity: Class A common stock 100 99 Class B common stock 2 2 Additional paid-in capital 203,100 203,246 Treasury stock (2,662) (2,662) Accumulated deficit (128,730) (130,719) Total stockholders' equity 71,810 69,966 Total liabilities and stockholders' equity $ 81,686 $ 84,962 COMSTOCK HOLDING COMPANIES, INC. Consolidated Balance Sheets (Unaudited; In thousands) 3

Three Months Ended March 31, 2026 2025 Revenue $ 17,446 $ 12,639 Operating costs and expenses: Cost of revenue 14,671 10,287 Selling, general, and administrative 1,163 535 Depreciation and amortization 72 80 Total operating costs and expenses 15,906 10,902 Income (loss) from operations 1,540 1,737 Other income (expense): Interest income 129 184 Gain (loss) on real estate ventures 72 9 Gain (loss) on equity investments 435 — Other income (expense), net 12 (18) Income (loss) from operations before income tax 2,188 1,912 Provision for (benefit from) income tax 199 323 Net income (loss) $ 1,989 $ 1,589 Weighted-average common stock outstanding: Basic 10,204 10,033 Diluted 10,493 10,367 Net income (loss) per share: Basic $ 0.19 $ 0.16 Diluted $ 0.19 $ 0.15 COMSTOCK HOLDING COMPANIES, INC. Consolidated Statements of Operations (Unaudited; In thousands, except per share data) 4

Adjusted EBITDA The following table presents a reconciliation of net income (loss) from continuing operations, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA: Three Months Ended March 31, 2026 2025 Net income (loss) $ 1,989 $ 1,589 Interest income (129) (184) Income taxes 199 323 Depreciation and amortization 72 80 Stock-based compensation 546 251 (Gain) loss on real estate ventures (72) (9) (Gain) loss on equity investments (435) — Adjusted EBITDA $ 2,170 $ 2,050 The increase in Adjusted EBITDA for the three months ended March 31, 2026 are primarily driven by significant increases in recurring fee-based revenue from our three operating property management subsidiaries and higher asset management fee revenue from the continued expansion of our managed portfolio. We define Adjusted EBITDA as net income (loss) from continuing operations, excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and unrealized gains (losses) on real estate ventures and equity investments. We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period. We believe Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain non-cash items that are not considered by management to be indicative of our operational performance. While we believe that Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation, or as a substitute, for other financial performance measures presented in accordance with GAAP. Adjusted EBITDA may differ from similarly titled measures presented by other companies. COMSTOCK HOLDING COMPANIES, INC. Non-GAAP Financial Measures (Unaudited; In thousands) 5